UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT No. 1 to CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Contracts.

This Amendment No. 1 updates the Form 8-K filed by Capital Growth Systems, Inc. (the “Company”) on August 4, 2009 (the “Original 8-K”), announcing that the Company had entered into a series of transactions as of July 31, 2009 related to amendment of its existing financing and the funding of additional financing. These transactions are comprised of the following: (i) entry into a Second Amendment and Waiver Agreement (“Second Amendment”) with its senior secured lender, ACF CGS, LLC as Agent for itself and other lenders with respect to $8.5 million of senior secured financing, restoring the loan to good standing, and setting adjusted covenants and other terms and conditions; (ii) issuance of $7.0 million of principal amount of original issue discount convertible senior secured debentures (“July Debentures”), representing the funding of $4.0 million of subscription amount (inclusive of $500,000 of subscriptions credited against liabilities of the Company to the respective holders) and $3.0 million of original issue discount added to principal, coupled with warrants to purchase up to 12.5 million shares of Common Stock, all exercisable or convertible at $0.24 per share (the “July Warrants,” and coupled with the July Debentures, the “Units”), subject to adjustment (and with an adjustment to the exercise price on up to $15.0 million of existing debentures as discussed below); the purchase agreement for the July Units provides for the issuance of up to an additional $2.0 million of cash subscription amount of July Units (representing up to an additional $3.5 million of principal amount of July Debentures inclusive of the OID factor and July Warrants to purchase up to an additional 6,250,000 shares of Common Stock), to be funded to the extent of the shortfall of collection by the Company of at least $2.0 million by August 31, 2009 of certain designated receivables or contract amounts; and (iii) authorization for the issuance of up to $4,125,000 of secured convertible original issue discount debentures (“VPP Debentures”) to certain creditors of the Company in exchange for release of up to $2.5 million of obligations to such creditors (with the debentures to contain an OID factor of up to $1,625,000), and coupled with warrants to purchase up to 12,890,625 shares of Common Stock (“VPP Warrants” – together with the VPP Debentures, collectively, the “VPP Units”), all exercisable or convertible at $0.24 per share, subject to adjustment.

As the Original 8-K detailed, both the July Securities Purchase Agreement and the Second Amendment required the persons that funded the cash subscription proceeds of $3.5 million on July 31, 2009 (the “Cash Lenders,” and referred to as “Holders” with respect to their Second Tranche Debenture) to stand by and be required to fund up to an additional $2.0 million, in the aggregate (the “Cash Subscription Amount”) by way of a cash call (for the purchase of additional July Debentures), in the event that the Company’s collections by August 14, 2009 of anticipated non-recurring cash collections fell short of $2.0 million. Such additional July Debentures are referred to as the “Second Tranche Debentures.” The July Securities Purchase Agreement required the funding of any necessary Second Tranche Debentures by August 31, 2009. The Cash Lenders pre-funded $150,000 of the Second Tranche Debentures as of July 31, 2009. By August 21, 2009, the pre-funded amount of Second Tranche Debentures totaled $200,000. (The Company obtained the consent of Cash Lenders funding more than 67% of the Cash Subscription Amount to accept these funds prior to the contractual cash call date.)

On August 27, 2009, the Company received aggregate subscription proceeds, inclusive of the pre-funded amount of $200,000, totaling the required $2.0 million Cash Subscription Amount, and has issued the corresponding Second Tranche Debentures and warrants (“Second Tranche Warrants”). Consistent with the July Debentures, the Second Tranche Debentures provide for an OID factor of 75% of the cash subscription value (the “OID Amount”), representing $1.5 million of OID Amount in the aggregate. This OID Amount has been added to the principal amount of the Second Tranche Debentures, resulting in a total principal amount of $3.5 million. The additional terms and conditions of the Second Tranche Debentures and Warrants are consistent with that of the July Debentures and Warrants, respectively (as detailed in the Original 8-K).

Pursuant to the July Securities Purchase Agreement, in the event that the Company has not repaid the Cash Subscription Amount paid in by a Holder thereof by September 30, 2009, the exercise price of the July and Second Tranche Debentures held by such Holder and the corresponding July and Second Tranche Warrants will be reduced to $0.15 (subject to adjustments for forward and reverse splits and the other adjustments called for in the July Debenture and Second Tranche Debenture). The Second Amendment provides that it is in the Senior Lenders’ sole discretion as to whether they will permit any return of the purchase price of the Second Tranche Debentures by September 30, 2009.

Item 9.01	Exhibits.

Exhibit 10.1	First Amendment to Senior Loan Agreement(1)
Exhibit 10.2	Second Amendment to Senior Loan Agreement(1)
Exhibit 10.3	Senior Lender July Purchasers Intercreditor Agreement(1)
Exhibit 10.4	Senior Lender VPP Intercreditor Agreement(1)
Exhibit 10.5	July Securities Purchase Agreement(1)
Exhibit 10.6	Form of July Debenture(1)
Exhibit 10.7	Form of July Warrant(1)
Exhibit 10.8	July Security Agreement(1)
Exhibit 10.9	July Subsidiary Guarantee(1)
Exhibit 10.10	Consent, Waiver, and Amendment Agreement(1)
Exhibit 10.11	Junior Lender Intercreditor Agreement(1)
Exhibit 10.12	VPP Securities Purchase Agreement(1)
Exhibit 10.13	Form of VPP Debenture(1)
Exhibit 10.14	Form of VPP Warrant(1)
Exhibit 10.15	VPP Security Agreement(1)
Exhibit 10.16	VPP Subsidiary Guarantee(1)
Exhibit 10.17	Form of Second Tranche Debenture*
Exhibit 10.18	Form of Second Tranche Warrant*

References:

*	Filed herewith.
(1)	Incorporated by reference to Form 8-K filed with the Commission on August 4, 2009 (SEC File No. 0-30831).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer

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